Exhibit 99.1

Enviva Completes Corporate Conversion

January 3, 2022 Marks First Trading Day as Enviva Inc.

BETHESDA, Md., January 3, 2022 — Enviva Inc. (NYSE: EVA) (“Enviva”) today announced that on December 31, 2021 its conversion from a master limited partnership named Enviva Partners, LP to a corporation named Enviva Inc. (the “Conversion”) was completed. As previously announced, the Conversion was approved by Enviva’s unitholders on December 17, 2021.

As part of the Conversion, each outstanding limited partnership unit was exchanged for one share of Enviva Inc. common stock. Enviva’s common stock is traded on the New York Stock Exchange under the same “EVA” ticker symbol, with January 3, 2022 being its first trading day.

Following the Conversion, quarterly distributions will be considered dividends for U.S. tax purposes and shareholders will receive a Form 1099-DIV. Consistent with previously provided dividend guidance, Enviva expects to issue a dividend of $0.905 per common share on a quarterly basis for 2022, aggregating to $3.62 per common share for full-year 2022.

“Today represents an important milestone for Enviva as we complete the evolution of our same great business into an even better corporate structure,” said John Keppler, Chairman and Chief Executive Officer. “This conversion creates an opportunity for investors worldwide to participate in the significant accretion we see ahead of us, whether by directly investing in Enviva Inc. or investing passively through one of the many indices for which we are now eligible.”

Keppler continued, “We believe the potential growth ahead for our renewable product is exponential, as we continue to facilitate the energy transition and help difficult-to-decarbonize industries become less greenhouse gas-intensive and more sustainable. We have built a company that delivers real climate change benefits, today, at scale. With our new corporate structure, we have taken another meaningful stride forward in being a leader in every critical ESG metric.”

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition and to decarbonize hard-to-abate sectors like steel, cement, lime, chemicals, and aviation fuels. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Enviva’s future financial performance, as well as Enviva’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva.

INVESTOR CONTACT:

Kate Walsh

Vice President, Investor Relations

+1 240-482-3856

Investor.Relations@envivabiomass.com

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